              DATED:              June 23, 2000
                    --------------------------------------





                                 B E T W E E N:



                               ORLANDO CORPORATION



                                     - and -



                             HYDROGENICS CORPORATION




          ------------------------------------------------------------
                                      LEASE

          REGARDING 5985 MCLAUGHLIN ROAD, MISSISSAUGA, ONTARIO L5R 1B8
          ------------------------------------------------------------





                             FRASER MILNER CASGRAIN
                            Barristers and Solicitors
                             1 First Canadian Place
                              100 King Street West
                                Toronto, Ontario
                                     M5X 1B2

                                TABLE OF CONTENTS

                                                                         SECTION
                           ARTICLE I - DEMISE AND TERM

Premises ..............................................................   1.01
Term ..................................................................   1.02
Acceptance of Premises ................................................   1.03
Early Access ..........................................................   1.04
Option to Renew .......................................................   1.05
Letter of Credit ......................................................   1.06
Quiet Enjoyment .......................................................   1.07

                                ARTICLE II - RENT

Intent of Lease .......................................................   2.01
Basic Rent ............................................................   2.02
Calculation of Basic Rent .............................................   2.03
Additional Rent .......................................................   2.04
Deposit ...............................................................   2.05
Payments to Landlord ..................................................   2.06
Overdue Rent ..........................................................   2.07
Set-Off ...............................................................   2.08
Review of Tenant's Financial Statements ...............................   2.09

                               ARTICLE II - TAXES

Taxes Payable by Landlord .............................................   3.01
Taxes Payable by Tenant ...............................................   3.02
Tenant's Business and Other Taxes .....................................   3.03
Payment of Taxes ......................................................   3.04

                       ARTICLE IV - HEATING AND UTILITIES

Utility Charges .......................................................   4.01
Heating ...............................................................   4.02
Service Contracts .....................................................   4.03

                       ARTICLE V - MAINTENANCE AND REPAIR

Repairs and Replacements ..............................................   5.01
Maintenance ...........................................................   5.02
View and Repair .......................................................   5.03
Alterations ...........................................................   5.04
Removal of Fixtures and Improvements ..................................   5.05
Construction Liens ....................................................   5.06
Exterior Maintenance ..................................................   5.07
Landlord's Repairs ....................................................   5.08
Repairs on Termination ................................................   5.09

                      ARTICLE VI - ASSIGNING AND SUBLETTING

Assigning or Subletting ...............................................   6.01
Change of Control .....................................................   6.02
Sublet of Part of Premises ............................................   6.03
Excess Rent ...........................................................   6.04

                                                                             ii.

                                                                         SECTION
Mortgage of Leasehold. ................................................   6.05
Advertising Premises ..................................................   6.06
Disposition by Landlord ...............................................   6.07

                                ARTICLE VII - USE

Use of Leased Premises ................................................   7.01
Observance of Law .....................................................   7.02
Waste and Nuisance ....................................................   7.03
Signs .................................................................   7.04
Outside Storage .......................................................   7.05
Overloading Floors ....................................................   7.06
Parking ...............................................................   7.07

                      ARTICLE VIII - INSURANCE AND INDEMNITY

Tenant's Insurance ....................................................   8.01
Landlord's Insurance ..................................................   8.02
Limit of Landlord's Liability .........................................   8.03
Limit of Tenant's Liability ...........................................   8.04
Indemnity .............................................................   8.05

                       ARTICLE IX - DAMAGE AND DESTRUCTION

Abatement of Rent .....................................................   9.01
Termination ...........................................................   9.02

                               ARTICLE X - DEFAULT

Events of Default .....................................................  10.01
Right of Re-entry .....................................................  10.02
Reletting .............................................................  10.03
Distress ..............................................................  10.04
Right of Landlord to Cure Defaults ....................................  10.05
Remedies Not Exclusive ................................................  10.06
Non-Waiver ............................................................  10.07
Recovery of Adjustments ...............................................  10.08

                 ARTICLE XI - SUBORDINATION AND ACKNOWLEDGEMENTS

Mortgages .............................................................  11.01
Certificates ..........................................................  11.02

                        ARTICLE XII - ACCESS BY LANDLORD

Entry by Landlord .....................................................  12.01
Exhibiting Leased Premises ............................................  12.02

                           ARTICLE XIII - MISCELLANEOUS

Notice ................................................................  13.01
Registration ..........................................................  13.02
Planning Act ..........................................................  13.03
Obligations as Covenants ..............................................  13.04
Severability ..........................................................  13.05
Overholding ...........................................................  13.06

                                                                                                   iii.

                                                                                                SECTION
Unavoidable Delays ..........................................................................    13.07
Evidence of Payments ........................................................................    13.08
Lien ........................................................................................    13.09
Goods and Services Tax ......................................................................    13.10
Time of Essence .............................................................................    13.11
Law .........................................................................................    13.12
Captions/Headings ...........................................................................    13.13
Joint and Several Liability .................................................................    13.14
Tenant Partnership ..........................................................................    13.15
Environmental Assessments ...................................................................    13.16
Easements ...................................................................................    13.17
Landlord's Warranties .......................................................................    13.18
Expansion Premises ..........................................................................    13.19
Entire Agreement ............................................................................    13.20
Effect of Lease .............................................................................    13.21




                                    SCHEDULES

Schedule "A" - Description of Lands
Schedule "B" - Definitions
Schedule "C" - Exterior Maintenance/Repair Work
Schedule "D" - Landlord's Work
Schedule "E" - Letter of Credit
Schedule "F" - Site Plan re Complex
Schedule "G" - Site Plan re Leased Premises
Schedule "H" - Outside Storage Area

              THIS INDENTURE made as of the 23rd day of June, 2000


BETWEEN:


                                           ORLANDO CORPORATION
                                           a corporation incorporated under the
                                           laws of the Province of Ontario

                                           (Hereinafter called the "LANDLORD")

                                                              OF THE FIRST PART;

                                           - and -

                                           HYDROGENICS CORPORATION
                                           a corporation incorporated under the
                                           federal laws of Canada

                                           (Hereinafter called the "TENANT")

                                                             OF THE SECOND PART;


                           ARTICLE I - DEMISE AND TERM


1.01   PREMISES

WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does demise and lease unto the Tenant and the Tenant leases from the Landlord, the Leased Premises.

1.02   TERM

To have and to hold the Leased Premises for and during the term of five (5) years commencing on the 1st day of September, 2000 (the "Commencement Date") and ending on the 31st day of August, 2005.

If the Leased Premises are not ready for occupation by the Tenant on the Commencement Date by reason of a delay or delays not caused or contributed to by the Tenant or anyone acting for or on behalf of the Tenant, then Rent shall abate and shall not accrue or be payable until the Leased Premises are ready for occupation by the Tenant. Any such abatement of Rent shall be accepted by the Tenant as full and final settlement of any and all claims which the Tenant may have by reason of the Leased Premises not being ready for occupancy on the Commencement Date. A certificate by the Landlord's Architect certifying that the Leased Premises are ready for occupation shall be conclusive and binding upon the Tenant.

1.03   ACCEPTANCE OF PREMISES

The Tenant shall examine the Leased Premises before taking possession thereof and such taking of possession shall be conclusive evidence as against the Tenant that at the time thereof the Leased Premises were in good order and satisfactory condition and that all promises, representations and undertakings by or binding upon the Landlord with respect to any alteration, remodelling or decorating of or installation of fixtures in the Leased Premises, have been fully satisfied and performed by the Landlord. The Tenant acknowledges that the existing leasehold improvements, if any, are acceptable and that the Tenant is taking possession of the Leased Premises "as is", save and except only for (i) completion of the Landlord's Work, and (ii) such items that the Tenant has notified the Landlord in writing, prior to the Delivery Date, that are not in good order and satisfactory condition.

1.04   EARLY ACCESS

If all of the following conditions are fulfilled:

       (a) this Lease has been duly executed by the Tenant and delivered to the Landlord by no later than August 4, 2000, together with the Letter of Credit and the Deposit Monies; and

       (b)    the Building is available for access by the Tenant,

then the Tenant shall have the right to have access to the Building during normal business hours prior to the Commencement Date for purposes of commencing to set up its business operations (but without interfering with the completion of the Landlord's Work). During such period of access prior to the Commencement Date, the Tenant shall be bound by and comply with all of its obligations under this Lease, save and except only for the payment of Basic Rent, Taxes and charges under Section 5.07 hereof.

1.05   OPTION TO RENEW

If (i) the Tenant is not then in default under the Lease and (ii) there has not been at any time any default by the Tenant under the Lease, then the Tenant shall have the option (exercisable on one (1) occasion only) to extend the Term for a further consecutive period of five (5) years commencing on September 1, 2005 and ending on August 31, 2010 (the "Extended Period") on the same terms and conditions contained in the Lease except and provided that:

       (a) Sections 1.04, 5.08(b), 13.18, this Section 1.05 and Schedule "D" hereto shall not apply;

       (b)    there shall be no option to further extend the Term; and

       (c) the Basic Rent payable by the Tenant during the Extended Period shall be the fair market base rent for the Leased Premises during the Extended Period based on similar term, premises and location as for the Leased Premises. If the Landlord and the Tenant cannot agree in writing on the Basic Rent for the Extended Period at least three (3) months prior to the aforesaid commencement date of the Extended Period, then it shall be determined by arbitration as hereinafter set out in this paragraph. In the case of dispute between the Landlord and the Tenant in the determination of the amount of the Basic Rent for the Extended Period, each of the Landlord and Tenant shall at once agree upon the appointment of an arbitrator and shall submit such dispute to the arbitrator for determination in accordance with the provisions of the Arbitration Act (Ontario), as amended. The decision of the arbitrator so appointed shall be final and binding upon the Landlord and the Tenant who covenant one with the other that such dispute shall be decided by arbitration alone and not by recourse to any court by action at law. If within a reasonable time, the Landlord and Tenant do not agree upon an arbitrator, the arbitrator may, upon petition of either the Landlord or the Tenant, be appointed by a judge of the Ontario Court (General Division). The cost of arbitration shall be apportioned between the Landlord and the Tenant as the arbitrator may decide.

In order to exercise the aforesaid option to extend the Term, the Tenant shall be required to give notice thereof in writing to the Landlord at least nine (9) months (but not more than twelve (12) months) prior to the aforesaid commencement date of the Extended Period, failing which the Tenant's option to extend the Term and the Tenant's rights under this Section shall automatically become null and void.

1.06   LETTER OF CREDIT

In order to induce the Landlord to enter into this Lease the Tenant agrees with the Landlord to deliver to the Landlord by no later than August 4, 2000, an irrevocable clear standby letter of credit from a Canadian Chartered Bank acceptable to the Landlord, acting reasonably, in the form annexed hereto as Schedule "E" and drawn in favour of the Landlord in the amount of

$650,000.00 (the "Letter of Credit") for an initial term of one (1) year commencing August 4, 2000 and thereafter to be automatically renewed each year until the 31st day of August, 2005.

The Landlord shall be entitled to draw on the Letter of Credit in full if:

              (i) the Letter of Credit has not been renewed or replaced not less than thirty (30) days before the expiry date of the initial term of the Letter of Credit or, thereafter, not less than thirty (30) days before the expiry of each renewal term;

              (ii) the Lease has been terminated by the Landlord in accordance with its terms;

              (iii) the Lease is disclaimed or surrendered by a trustee, or repudiated by a receiver or liquidator in the event of a bankruptcy, receivership, liquidation, dissolution or winding-up of or in respect of the Tenant; or

              (iv)   the Lease is otherwise terminated by operation of law.

Each event in clauses (ii) to (iv) inclusive is hereinafter referred to as an Event of Termination. All proceeds drawn down due to an Event of Termination shall be the sole property of the Landlord with no obligation to account therefor to the Tenant.

If the Letter of Credit is drawn down by the Landlord pursuant to clause (i) above, the drawn down cash shall be held by the Landlord pending (a) delivery to it of a replacement letter of credit or (b) an Event of Termination. The Landlord shall pay to the issuing bank the drawn down cash if, at any time, the Tenant provides the Landlord with a replacement letter of credit on the terms outlined above. Upon the occurrence of an Event of Termination, the drawn down cash shall become the property of the Landlord without obligation to account therefor to the Tenant.

If at any time during the Term after December 31, 2000, the Net Worth of Hydrogenics Corporation ("Hydrogenics") exceeds $20,000,000.00, as established by the audited financial statements of Hydrogenics, then the Landlord shall authorize the Tenant to cancel the Letter of Credit provided that all of the following conditions are fulfilled:

              (i)    the Tenant is not then in default under the Lease;

              (ii) there has not been any default by the Tenant under the Lease; and

              (iii)  Hydrogenics is in occupancy of the whole of the Building.

1.07   QUIET ENJOYMENT

If the Tenant pays the Rent hereby reserved and observes and performs the covenants on its part contained in this Lease, then the Tenant may peaceably possess and enjoy the Leased Premises for the Term hereby granted without disturbance from the Landlord or any other party lawfully claiming by, from or under the Landlord.

                                ARTICLE II- RENT

2.01   INTENT OF LEASE

The Tenant acknowledges that it is intended and agreed that this is a completely carefree net lease for the Landlord and that the Landlord is not responsible during the Term for any taxes, impositions, costs, charges, expenses or outlays of any nature or kind relating to the Leased Premises, save only as specifically set out in this Lease, and that the Tenant shall be responsible for and shall promptly pay all such taxes, costs, impositions, charges, expenses and outlays, save and except only as specifically set out otherwise in this Lease.

2.02   BASIC RENT

Yielding and paying therefor in lawful money of Canada unto the Landlord as Basic Rent for the Leased Premises during the Term the following amounts, without any deduction, set-off or abatement whatsoever:

       (a) during the first two (2) years of the Term, being September 1, 2000 to and including August 31, 2002, the sum of $667,038.07 per annum to be paid in advance in equal consecutive monthly instalments of $55,586.51 on the first day of each and every month during such period; and

       (b) during the next three (3) years of the Term, being September 1, 2002 to and including August 31, 2005, the sum of $715,026.42 per annum to be paid in advance in equal consecutive monthly instalments of $59,585.54 on the first day of each and every month during such period.

2.03   CALCULATION OF BASIC RENT

The Basic Rent is calculated on the basis of the area of the Building (95,976.7 square feet) multiplied by:

       (a) $6.95 per square foot per annum during the first two (2) years of the Term (being September 1, 2000 to and including August 31,
              2002); and

       (b) $7.45 per square foot per annum during the next three (3) years of the Term (being September 1, 2002 to and including August 31,2005).

The certificate of the Landlord's Architect regarding the measurement of the area of the Building shall be conclusive and binding upon the Tenant.

2.04   ADDITIONAL RENT

The Tenant shall pay Additional Rent due and owing to the Landlord within ten
(10) days of written demand therefor or as otherwise hereinafter expressly set out and all other Additional Rent on the due date thereof.

2.05   DEPOSIT

The Tenant shall deliver $106,985.52 to the Landlord, by no later than August 4, 2000, such monies to be held by the Landlord and applied as follows:

       (a) $55,586.51 to be held by the Landlord and applied without interest on account of the Basic Rent for the first month of the Term; and

       (b) $51,399.01 to be held by the Landlord as security for the full and faithful performance by the Tenant of all the agreements, terms, covenants and conditions herein set forth and applied without interest against expenses or other costs or damages incurred by the Landlord and to be payable as liquidated damages and not as penalty, upon forfeiture, default or early termination, without prejudice to any further claims by the Landlord for damages and/or any remedy for recovery thereof. If the Tenant duly observes and performs all of the terms, provisions, conditions and obligations on its part under the Lease, then such monies shall be applied without interest on account of Basic Rent as full satisfaction thereof for the last month of the Term.

2.06   PAYMENTS TO LANDLORD

All payments to be made by the Tenant to the Landlord under this Lease shall be made at the address hereinafter designated or, at such other place or places as the Landlord may designate in writing, or to such agent of the Landlord as the Landlord may from time to time direct.

2.07   OVERDUE RENT

The Tenant covenants to pay the Basic Rent and all other charges provided for in this Lease on their respective due dates in full. The Tenant shall pay the Landlord interest on all overdue Rent, all such interest to be calculated from the date upon which the amount is first due hereunder until actual payment thereof and at a rate being the lesser of (1) five percent (5%) per annum in excess of the minimum lending rate charged to prime commercial borrowers by the Landlord's bank from time to time; and (ii) the maximum rate permitted by law.

2.08   SET-OFF

All Rent payable by the Tenant to the Landlord shall be paid without any deduction, set-off or abatement whatsoever except as expressly hereinafter provided.

2.09   REVIEW OF TENANT'S FINANCIAL STATEMENTS

If the Tenant is late in the payment of any Rent (or any part thereof) in any two (2) consecutive months or more than twice in any twelve (12) month period, then the Tenant shall, at its own cost and expense, forthwith provide the Landlord upon demand with audited current financial statements and such other financial records and books of account of the Tenant as may be required by the Landlord so as to adequately enable it to determine to its satisfaction the financial status of the Tenant.

                               ARTICLE III- TAXES

3.01   TAXES PAYABLE BY LANDLORD

The Landlord shall pay the Taxes charged on the Complex to the applicable taxing authority, subject to reimbursement by the Tenant as hereinafter set out. The Landlord shall have no obligation to contest or litigate the imposition of any Taxes. The Landlord may defer payment of Taxes to the extent permitted by law if it diligently pursues or causes to be pursued the contest or appeal of the Taxes.

3.02   TAXES PAYABLE BY TENANT

       (a) If there is no separate assessment for Taxes with respect to the Leased Premises, or if there is a separate assessment, but such separate assessment, together with all other separate assessments relating to the Complex, do not aggregate the total assessment for Taxes for the Complex, then until such time as there is a separate assessment for Taxes with respect to the Leased Premises which, together with all other such separate assessments, aggregate the total assessment for Taxes for the Complex, and the Landlord so directs as set out in paragraph (b) of this Section, the Tenant shall pay as Additional Rent its Proportionate Share of the Taxes for the Complex, adjusting the occupied tax rate for the Tenant's specific use of the Leased Premises, provided that the Landlord, at its option, may apportion the total assessment for Taxes for the Complex amongst the leaseable premises of the Complex, including the Leased Premises, based on generally accepted real estate appraisal practices and adjusting the assessment based on the use of each portion of the Complex, as if such premises are actually separately assessed. If there is no separate assessment for Taxes as herein provided and the Complex is not fully assessed as a commercial or industrial property for determination of Taxes in any Year, then the Landlord shall adjust the Taxes to an amount that would have been determined if the Complex were fully assessed as an occupied commercial or industrial property. If the Leased Premises are at any time during the Term assessed for the support of Separate Schools or if the Taxes are increased by reason of any installations made in or upon or any alterations made in or to the Leased Premises by the Tenant or by the Landlord on behalf of the Tenant, then the Tenant shall pay the amount of such increase forthwith to the Landlord upon receipt of notice thereof. If any lands or building in the Complex (other than the Leased Premises) are assessed during the Term for the support of Separate Schools or if the Taxes are increased by reason of any alterations made during the

              Term to any building (other than the Building) in the Complex, then the amount of such increase in the Taxes shall be deducted from the Taxes for the Complex for purposes of determining the Tenant's Proportionate Share thereof.

       (b) If there is a separate assessment of Taxes with respect to the Leased Premises, which separate assessment shall be deemed to include the valuation of the Leased Premises as determined, from time to time, by the assessor for realty taxation purposes of the Complex, as evidenced by such documentation (including, without limitation, the assessor's valuation and/or working papers) that may be made available to the Landlord, from time to time, and if such separate assessment together with all other separate assessments for the Complex aggregate the total assessment for Taxes for the Complex, and if the Landlord so directs, then the Tenant shall pay as Additional Rent the amount calculated by multiplying the assessment for the Leased Premises by the applicable tax rate pertaining to the Tenant's use of the Leased Premises on an occupied basis, which amount shall, for the purposes of this paragraph only and notwithstanding anything else herein contained, be the Tenant's "Proportionate Share" of Taxes for the Complex.

3.03   TENANT'S BUSINESS AND OTHER TAXES

In addition to the Taxes payable by the Tenant pursuant to Section 3.02 hereof, the Tenant shall pay to the lawful taxing authorities or to the Landlord if the Landlord so directs:

       (a) all taxes, rates, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant on or in the Leased Premises or the Complex or any part thereof;

       (b) every tax and license fee which is levied, rated, charged or assessed against or in respect of and every business carried on in the Leased Premises or in respect of the use or occupancy thereof or any part of the Lands or the Building by the Tenant and every subtenant or licensee of the Tenant or against the Landlord on account of its interest in the Complex, and whether in any case, any such taxes, rates, duties, assessments or license fees are rated, charged or assessed by any federal, provincial, municipal, school or other body during the Term;

       (c)    Capital Tax; and

       (d) the full amount of any taxes in the nature of a business transfer tax, value added tax, sales tax or any other tax levied, rated, charged or assessed in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise.

3.04   PAYMENT OF TAXES

       (a) The Landlord shall be entitled at any time or times in any Year, upon at least fifteen (15) days' notice to the Tenant to require the Tenant to pay to the Landlord the Tenant's Proportionate Share of the Taxes for such Year in equal monthly installments. Such monthly amount shall be determined by dividing the Tenant's Proportionate Share of Taxes by the number of months for the period from January 1st in each Year of the Term until the due date of the final installment of Taxes as established by the applicable taxing authority from time to time in each Year ("Installment Period") and shall be paid by the Tenant to the Landlord, monthly as Additional Rent, on the date for payment of monthly rental payments during the Installment Period. The Landlord shall be entitled subsequently during such Year, upon at least fifteen (15) days' notice to the Tenant, to revise its estimate of the amount of increase of such Taxes and the said monthly installment shall be revised accordingly. All amounts received under this provision in any Year on account of the estimated amount of such Taxes shall be applied in reduction of the actual amount of such Taxes for such Year. If the amount received is less than the Tenant's Proportionate Share of the actual Taxes, the Tenant shall pay any deficiency to the Landlord as Additional Rent within fifteen (15) days following receipt by the Tenant of notice of the amount of such deficiency. If the amount received is greater than the Tenant's Proportionate Share of the actual Taxes, the Landlord shall either refund the excess to the Tenant as soon as possible after the end of the Year in respect of which such payments were made or, at the Landlord's option, shall apply such excess against any amounts owing or becoming due to the Landlord by the Tenant.

       (b) Taxes payable pursuant to paragraphs (a) and (b) of Section 3.03 shall be paid by the Tenant when due if separate tax bills are issued and otherwise shall be paid to the Landlord within ten (10) days' written demand therefor.

       (c) Taxes payable pursuant to paragraphs (c) and (d) of Section 3.03 shall be paid to the Landlord within ten (10) days' written demand therefor or at such time or times as the Landlord from time to time determines by notice in writing to the Tenant.

       (d) If the Term of this Lease commences or ends on any day other than the first or last day, respectively, of a Year, the Tenant shall be liable only for the portion of the Taxes for such Year as falls within the Term, determined on a per diem basis.

                       ARTICLE IV - HEATING AND UTILITIES

4.01   UTILITY CHARGES

The Tenant shall pay to the suppliers thereof on the due dates, all charges for electric current and all other utilities supplied to or used in connection with the Leased Premises.

4.02   HEATING

The Tenant shall maintain the temperature in the Building at a reasonable level to avoid damage occurring in or to the Building.

4.03   SERVICE CONTRACTS

The Tenant covenants and agrees to take out a standard servicing contract with a capable and reputable company for the service and maintenance of the heating units and furnaces and air conditioning equipment serving the Building, such contract to include the monthly cleaning of exchangers and the replacement of filters, and to keep such contract in force at its own cost throughout the Term. The Tenant agrees to provide the Landlord with a copy of such servicing contract.

                       ARTICLE V - MAINTENANCE AND REPAIR

5.01   REPAIRS AND REPLACEMENTS

Subject only to Sections 5.07 and 5.08 hereof, the Tenant shall at its own cost repair, replace, maintain and keep the Leased Premises and every part thereof, including without limitation the Leasehold Improvements and the heating, ventilating and air conditioning equipment serving the Building, fixtures and furnishings (whether or not installed or furnished by the Tenant), in good and substantial repair and condition as a prudent owner would do, damage by fire and any other perils against which the Landlord is required under this Lease to insure, only excepted. The Tenant agrees that the Landlord may enter and view the state of repair and condition and that the Tenant shall repair in accordance with notice in writing from the Landlord; provided that if the Tenant neglects to so maintain or to make such repairs or replacements promptly after notice, the Landlord may, at its option, do such maintenance or make such repairs or replacements at the expense of the Tenant, and in any and every such case the Tenant covenants with the Landlord to pay to the Landlord forthwith as Additional Rent all sums which the Landlord may have expended in doing such maintenance and making such repairs and/or replacements; provided further that the doing of such maintenance or the making of any such repairs or replacements by the Landlord shall not relieve the Tenant from its obligation to maintain, repair and replace.

5.02   MAINTENANCE

The Tenant shall at all times during the Term at its own expense keep or cause to be kept, the Leased Premises well maintained, clean and tidy, including without limiting the generality of the foregoing, keeping the Building properly painted and decorated and otherwise presentable and of good appearance, the driveways and parking areas free and clear of snow and ice, and the lawn, trees and shrubs in good order and condition, all in accordance with all the requirements of this Lease and the reasonable requirements of the Landlord, its insurers and governmental authorities having jurisdiction.

5.03   VIEW AND REPAIR

The Tenant shall allow the Landlord or its duly appointed agent and work people at reasonable times on request to enter the Leased Premises and view the state of repair and the Tenant shall repair as aforesaid according to notice in writing, provided always that if the Tenant shall not within fifteen (15) days of such notice, commence and proceed diligently with the execution of the repairs and works mentioned in such notice, it shall be lawful for the Landlord to enter upon the Leased Premises and execute such repairs and works and to charge the cost thereof to the Tenant.

5.04   ALTERATIONS

The Tenant shall not, without the prior written approval of the Landlord, make any installations, alterations, additions, partitions, repairs or improvements in or to the Leased Premises, including, without limitation, doing anything which might affect the roof or any structural portion or portions of the Building (the "Structure") or the electrical, mechanical, lighting, heating, ventilating, air-conditioning, sprinkler, fire protection or other systems therein (the "Systems"). The Tenant's request for approval shall be in writing and accompanied by an adequate description of the contemplated work, and where appropriate, working drawings and specifications therefor; the Landlord's costs of having its architects, engineers or others examine such drawings and specifications shall be payable by the Tenant upon demand as Additional Rent. All such work shall be done at the Tenant's cost by competent, reputable and duly licensed contractors/workmen. All such work shall be subject to inspection by and the reasonable supervision of the Landlord and shall be performed in accordance with all applicable laws and any reasonable conditions (including but not limited to a reasonable supervision fee of the Landlord to be paid by the Tenant) and regulations imposed by the Landlord, and shall be completed in a good and workmanlike manner and with reasonable diligence in accordance with the approvals given by the Landlord. The Landlord may require that any work which might affect the roof or the Structure (or any part thereof) or the Systems (or any part thereof) be done, at the Landlord's option, by (i) the Landlord's contractors or workmen or (ii) contractors or workmen engaged by the Tenant but first approved by the Landlord. Any connections of apparatus to the base electrical, plumbing, heating, ventilating or air-conditioning systems shall be deemed to be an alteration within the meaning of this Section. The Tenant shall, at its own cost and before commencement of any work, obtain all necessary building or other permits and keep same in force.

The Tenant shall not be required by the foregoing provisions of this Section to obtain the prior written consent of the Landlord for minor, non-structural alterations and installations (collectively the "Work") by the Tenant to the Building if all of the following conditions apply:

       (a)    the Work does not cost more than $20,000.00 in total to complete;

       (b) the Work does not require a building permit, work permit or other permit from any governmental authority;

       (c) the Work does not affect the roof, the Structure or the Systems, or any part thereof; and

       (d) the Work does not result in a diminution in the value of the Building.

5.05   REMOVAL OF FIXTURES AND IMPROVEMENTS

Leasehold Improvements shall immediately become the property of the Landlord upon affixation or installation without compensation therefor to the Tenant but the Landlord is under no obligation to repair, maintain or insure Leasehold Improvements. Leasehold Improvements shall not be removed from the Leased Premises either during or at the expiration or earlier termination of the Term, except that the Tenant shall, at the end of the Term, remove such Leasehold Improvements installed or constructed by or on behalf of the Tenant, as the Landlord may require to be removed. The Tenant may, during the Term, remove its trade fixtures provided that the Tenant is not in default under this Lease and such trade fixtures are immediately replaced by trade fixtures of equal or better value. The Tenant shall at the expiration or earlier termination of the Term remove its trade fixtures as the Landlord may require. Any removal of Leasehold Improvements and/or the Tenant's trade fixtures shall be done at the Tenant's sole cost and expense and the Tenant shall forthwith repair at its own cost any damage caused to the Leased Premises or any part thereof by the installation or removal of Leasehold Improvements and/or trade fixtures. If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, then the trade fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Leased Premises and/or sold or otherwise disposed of by the Landlord in such manner as it deems advisable. For greater certainty, the Tenant's trade fixtures shall not include any heating, ventilating or air-conditioning equipment or other building services or floor covering affixed to the floor of the Leased Premises. The obligations of the Tenant set forth in this Section shall survive the expiry or other termination of the Term.

5.06   CONSTRUCTION LIENS

The Tenant covenants to pay promptly all its contractors and material men and do any and all things necessary to minimize the possibility of a lien attaching to the Leased Premises or to any part of the Building or the Lands and, should any such lien be made or filed, the Tenant shall discharge the same forthwith (after notice thereof is given to the Tenant) at the Tenant's expense. In the event the Tenant shall fail to cause any such lien to be discharged as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be so obligated, discharge same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including but not limited to solicitor's fees (on a solicitor and client basis), incurred for the discharge of such lien shall be due and payable by the Tenant to the Landlord as Additional Rent on demand.

5.07   EXTERIOR MAINTENANCE

The Landlord shall perform, at the Tenant's cost and expense, the maintenance and repair work listed in Schedule "C" hereto (the "Exterior Maintenance/Repair Work"). The Tenant shall, forthwith upon demand, pay to the Landlord the costs and expenses incurred by the Landlord from time to time in connection with the Exterior Maintenance/Repair Work, plus a management fee of fifteen percent (15%) of such costs and expenses, save and except only as may otherwise be applicable pursuant to Section 5.08 hereof.

5.08   LANDLORD'S REPAIRS

       (a) The Landlord shall be responsible at its own cost for any required repairs to the footings, foundation, bearing walls, structural steel and metal roof deck (excluding, in particular, but without limitation, the roof membrane) of the Building, unless caused by or arising from the negligence, willful acts or omissions of the Tenant, its employees, agents, contractors, invitees, representatives or those for whom at law the Tenant is responsible (in which case the cost of such repairs shall be the responsibility of the Tenant).

       (b) The Landlord shall be responsible during the period September 1, 2000 to August 31, 2001 for any required replacements (but not the required maintenance and/or repairs) to the existing heating, ventilation and air-conditioning system serving the Building, provided that (i) the Tenant enters into and maintains at its own cost a maintenance service contract approved in advance by the Landlord for such system during the said period, and (ii) the said system is duly and properly maintained and repaired at the Tenant's sole cost throughout the said period. The Tenant acknowledges that any and all replacements arising from any failure to properly maintain and repair the said system (or any part thereof) or from the willful acts or omissions of the Tenant, its employees, agents, contractors, invitees, representatives or others for whom at law it is responsible, shall be the responsibility of the Tenant.

5.09   REPAIRS ON TERMINATION

At the expiration or sooner termination of the Term the Tenant shall, at its own expense:

       (a) deliver up possession of the Leased Premises to the Landlord in the same condition in which the Tenant is required tinder this Lease to repair and maintain the Leased Premises, together with all Leasehold Improvements which the Tenant is required or permitted to leave therein or thereon free and clear of all encumbrances and in a clean and tidy condition and free of all rubbish and to deliver to the Landlord all keys and security devices;

       (b) remove from the Leased Premises, at the option of and to the satisfaction of the Landlord, all machine bases, cabling (electrical or otherwise), piping (pneumatic, water or otherwise) and wiring (electrical, computer or otherwise) installed by or on behalf of the Tenant;

       (c) remove any and all materials which may be deemed by any applicable legislation as contaminated or hazardous (and which have been brought onto the Leased Premises by or on behalf of the Tenant or which are a result of the Tenant's use or occupation of the Leased Premises), and clean up any and all resultant contamination in compliance with all applicable laws and regulations; and

       (d) remove from the Leased Premises at the option of the Landlord, in compliance with all applicable laws and regulations, any and all storage and/or holding tanks (whether above or below ground) installed by or on behalf of the Tenant and all pits and trenches created by or on behalf of the Tenant.

The covenants contained in this Section shall survive the expiry or other termination of the Term.

                      ARTICLE VI - ASSIGNING AND SUBLETTING

6.01   ASSIGNING OR SUBLETTING

       (a) The Tenant shall not assign this Lease or sublet or franchise, license, grant concessions in, or otherwise part with or share possession of the Leased Premises or any part thereof (hereinafter referred to as a "Transfer") without the prior written consent of the Landlord. If the Tenant is not in default under the Lease, then the Landlord shall not unreasonably withhold its consent to the Tenant's written request to assign the Lease or sublease the Building. At the time the Tenant requests such consent the Tenant shall deliver to the Landlord such information in writing as the Landlord may reasonably require, including, without limitation, a copy of the proposed offer or agreement, if any, to Transfer and the name, address and nature of business and evidence as to the financial strength of the proposed assignee or subtenant or other user (hereinafter referred to as a "Transferee"). Notwithstanding anything else herein contained, in no event shall any Transfer release or relieve the Tenant in any regard whatsoever from any of its obligations or liabilities under or in respect of the Lease.

              PROVIDED however, and it is made a condition to any Transfer that:

              (i) The proposed Transferee shall agree in writing to assume and perform all of the terms, covenants, conditions and agreements by this Lease imposed upon the Tenant herein in a form to be approved by the solicitor for the Landlord;

              (ii) The Tenant shall pay to the Landlord all reasonable legal fees incurred by the Landlord in connection with the Transfer;

              (iii) The consent of the Landlord is not a waiver of the requirement upon the Tenant for the Landlord's consent for any subsequent Transfer,

              (iv) The acceptance by the Landlord of Rent from a Transferee without the Landlord's consent to such Transfer shall not constitute a waiver of the requirement of such consent nor shall it constitute an acceptance of such party as the Tenant;

              (v) The Landlord may, at its option, cancel (i) any options to renew the Lease or extend the Term and/or (ii) any rights of first refusal or first opportunity regarding additional space;

              (vi) If the Transfer does not take place within sixty (60) days of the giving of consent by the Landlord, then the Landlord's consent to such Transfer shall, at the Landlord's option, expire and become null and void; and

              (vii) If the Lease is disaffirmed, disclaimed or terminated by any trustee in bankruptcy of a Transferee, then the original Tenant named in this Lease will be deemed on notice from the Landlord given within sixty (60) days from the date of such disaffirmation, disclaimer or termination to have entered into a Lease with the Landlord containing the same terms and conditions as in this Lease.

       (b) If a Transfer occurs without the consent of the Landlord when required, then the Landlord may collect Rent from the party in whose favour the Transfer was made and apply the net amount collected to the Rent herein reserved but no such Transfer will be considered a waiver of this covenant or the acceptance of the party in whose favour the Transfer was made as a tenant hereunder.

       (C) The Landlord shall not be liable for any claims or actions by or for any damages, liabilities, losses or expenses of the Tenant arising out of the Landlord unreasonably withholding its consent to any Transfer and the Tenant's only recourse shall be to bring an application for a declaration that the Landlord shall grant its consent to such Transfer.

6.02   CHANGE OF CONTROL

If the Tenant is a private corporation and any part or all of the corporate shares shall be transferred by sale, assignment, amalgamation, bequest, inheritance, operation of law or other disposition or dispositions so as to result in a change in the control of the corporation, such change of control shall be considered a Transfer and shall be subject to the provisions of Section
6.01 hereof. The Tenant shall make available to the Landlord upon its request for inspection and copying, all books and records of the Tenant, any assignee or subtenant and their respective shareholders which, alone or with other data, may show the applicability or inapplicability of this Section.

6.03   SUBLET OF PART OF PREMISES

Notwithstanding anything else to the contrary provided in this Lease and/or any act or rule of law or regulation now or hereafter in force to the contrary, the Landlord may in its sole and unfettered discretion refuse to give its consent to any Transfer by the Tenant of less than the whole of the Building resulting in more than two (2) separate premises therein.

6.04   EXCESS RENT

In the event that the Basic Rent payable under any Transfer is in excess of the Basic Rent reserved hereunder or is in excess of the proportionate Rent reserved in the event of a sublease of part of the Leased Premises, whether the excess be in the form of cash, goods or services from the Transferee or anyone acting on its behalf, the Tenant shall pay all of such excess to the Landlord immediately upon receipt thereof; in the event that such excess is represented by goods or services rendered to the Tenant or its nominee, the value of those goods or services shall be determined by the Landlord and Tenant and that value shall be paid in cash to the Landlord immediately upon such determination.

6.05   MORTGAGE OF LEASEHOLD

The Tenant shall not mortgage, pledge, hypothecate or otherwise encumber all or any portion of the Tenant's interest in this Lease or the Leasehold Improvements.

6.06   ADVERTISING PREMISES

The Tenant shall not advertise or allow the Leased Premises or a portion thereof to be advertised as being available for assignment, sublease or otherwise without the prior written approval of the Landlord as to the form, size, content and location of such advertisement, which approval shall not be unreasonably withheld, provided that (i) no such advertising shall contain any reference to the Rent for the Leased Premises and (ii) any such advertising shall be on a standard ground-mounted real estate sign.

6.07   DISPOSITION BY LANDLORD

If the Landlord sells or leases the Leased Premises or any part thereof, or assigns this Lease, and to the extent that the covenants and obligations of the Landlord under this Lease are assumed by the purchaser, lessee or assignee, the Landlord, without further written agreement, will be discharged and relieved of liability under the said covenants and obligations.

                               ARTICLE VII - USE

7.01   USE OF LEASED PREMISES

       (a) Subject to paragraph (b) of this Section, the Tenant shall not use the Leased Premises nor allow the Leased Premises to be used for any purpose other than the manufacture, testing, assembly, warehousing and distribution of fuel cell systems (and ancillary office) and outside storage as set out in paragraph (b) of Section
              7.05 hereof, but only to the extent (i) all in compliance with the provisions of this Lease and (ii) permitted by all applicable laws, by-laws and other governmental regulations, directions and orders from time to time in force.

       (b) The Tenant covenants to not use or permit the Leased Premises to be used for any retail sales whatsoever.

7.02   OBSERVANCE OF LAW

The Tenant shall comply promptly with and conform to the requirements of all applicable statutes, by-laws, laws, regulations, ordinances and orders from time to time or at any time in force during the Term and affecting the condition, maintenance, repair, use or occupation of the Leased Premises (or equipment therein) and with every applicable regulation, order and requirement of the Insurance Advisory Organization or any body having similar functions or of any liability or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the Term, and, in the event of the default of the Tenant under the provisions of this Section, the Landlord may itself comply with any such requirements as aforesaid and the Tenant will forthwith pay all costs and expenses incurred by the Landlord in this regard and the Tenant agrees that all such costs and expenses shall be recoverable by the Landlord as if the same were Additional Rent reserved and in arrears under this Lease.

7.03   WASTE AND NUISANCE

       (a) The Tenant shall not do or suffer any waste, damage, disfiguration or injury to the Leased Premises or the fixtures and equipment thereof and shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business nor use the Leased Premises in any manner which, in the opinion of the Landlord acting reasonably, is detrimental to the Leased Premises or any part thereof.

       (b) The Tenant shall not keep, sell, use, handle or dispose of any goods or things which may be objectionable nor cause or maintain any nuisance in, at or on the Leased Premises nor cause any annoyance, nuisance or disturbance to the occupiers or owners of any adjoining lands and/or premises and shall keep the Leased Premises free of hazardous waste and contamination.

       (c) The Tenant covenants and agrees to utilize the Leased Premises and operate its business in a manner so that no part of the Leased Premises or surrounding lands are used to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substances, except in strict compliance with all applicable federal, provincial and municipal statutes, by-laws and regulations, including without limitation, environmental, land use and occupational and health and safety laws, regulations, requirements, permits, statutes, by-laws and regulations. The Tenant hereby further covenants and agrees to indemnify and save harmless the Landlord and those for whom the Landlord is in law responsible from and against any and all losses, costs, claims, damages, liabilities, expenses or injuries caused or contributed to by any Hazardous Substances which are at any time located, handled, placed, stored or incorporated in any part of the Leased Premises. The Tenant hereby agrees that the Landlord or its authorized representatives shall have the right at the Tenant's expense, payable as Additional Rent within fifteen
              (15) days of receipt of an invoice therefor, to conduct such environmental site reviews and investigations as it may deem necessary for the purposes of ensuring the Tenant's compliance with the foregoing provisions of this Section. The Tenant's obligations pursuant to this Section shall survive the expiration or earlier termination of the Term.

7.04   SIGNS

The Tenant covenants and agrees not to affix or display or cause to be affixed or displayed any sign or signs on any part of the exterior of the Building (including, without limitation, the windows), without the prior written approval of the Landlord and subject to applicable municipal and other governmental regulations. The Tenant shall at its own cost remove all such signage at the expiration of the Term, or other sooner termination thereof, and forthwith repair all damage which may be caused or occasioned by such affixing and/or removal and this covenant shall survive the expiry or other termination of the Term.

7.05   OUTSIDE STORAGE

       (a) Subject only to paragraph (b) of this Section, the Tenant shall not store any goods or matter of any kind outside the Building without the express written consent of the Landlord first had and obtained.

       (b) Subject to Sections 7.02 and 7.03 hereof, the Tenant may store outdoor storage tanks in the Storage Area, provided that:

              (i) such storage is approved (as to the manner and configuration of such storage, including but not limited to any contemplated stacking) in advance by the Landlord in writing;

              (ii) all items being stored in the Storage Area are concealed from view at all times in decorative, protective fencing approved in advance by the Landlord, in its sole and unfettered discretion, in writing (as to dimensions (including but not limited to height), design, construction, layout and materials); and

              (iii) such storage is permitted by and in compliance with all Applicable Laws from time to time in force.

       (c) In the event that there has been any breach of any part of paragraphs (a) or (b) of this Section and such breach remains unremedied for more than seven (7) days after notice to the Tenant, then the Landlord may, without prejudice to any of the Landlord's other rights and/or remedies under the Lease, remove any or all items stored on the Lands outside the Building and dispose of such items as the Landlord, in its sole and unfettered discretion, may deem appropriate under the circumstances. Any and all costs incurred by the Landlord in respect of such removal and/or disposal (including but not limited to the Landlord's legal fees on a solicitor-and-client basis) shall be payable by the Tenant to the Landlord forthwith upon demand therefor as Additional Rent.

7.06   OVERLOADING FLOORS

The Tenant covenants that it will not bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that, by reason of its weight, size, configuration, operation or otherwise, might damage the Leased Premises and will not at any time overload or damage the floors of the Leased Premises. The Tenant shall remove any such machinery, equipment (including but not limited to mobile equipment such as a forklift), article or thing within five (5) days' written notice thereof and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading, the Tenant shall forthwith repair such damage at its own expense to the satisfaction of the Landlord.

7.07   PARKING

The Tenant shall not park or permit to be parked any vehicles (cars, trucks, trailers or otherwise) anywhere on the Lands at any time other than in such areas so designated by the Landlord. The Tenant may park cars in the area of the Lands outlined in blue (and trucks in the area of the Lands outlined in red) on Schedule "G" hereto.

                     ARTICLE VIII - INSURANCE AND INDEMNITY

8.01   TENANT'S INSURANCE

The Tenant shall, at its expense, maintain in force during the Term in the name of the Tenant (with the Landlord and the Landlord's mortgagee, if any, as additional insureds) the following insurance:

       (a) comprehensive general liability insurance against claims for personal injury, death or property damage (including but not limited to tenants' legal liability, personal injury liability, products liability, property damage and contractual liability to cover all indemnities) with respect to the business or operations earned on in and from the Leased Premises, in amounts required by the Landlord and any mortgagee of the Building or any part thereof from time to time but in no event less than Five Million Dollars ($5,000,000.00) per occurrence;

       (b) insurance covering all contents of the Leased Premises and all other property for which the Tenant is responsible pursuant to this Lease and/or which has been installed by or on behalf of the Tenant (including without limitation all chattels, equipment, machinery, furniture, inventory, fixtures and all Leasehold Improvements) in an amount equal to the full replacement value thereof; and

       (c) such other forms of insurance as may be reasonably required by the Landlord and its mortgagee from time to time.

Any policy written pursuant to paragraph (a) of this Section shall contain a severability of interest clause and a cross liability clause. All policies shall contain an undertaking by the insurers to notify the Landlord and its mortgagee, if any, in writing not less than thirty (30) days prior to any material change, cancellation or termination thereof and shall be subject only to such deductibles and exclusions as the Landlord may approve, acting reasonably. The Tenant shall promptly furnish upon request from the Landlord verification of compliance with the provisions of this Section.

8.02   LANDLORD'S INSURANCE

The Landlord shall, throughout the Term, keep at the sole cost and expense of the Tenant, the Building and appurtenances thereto, insured to the following extent:

       (a) against such loss or damage as are customarily insured against under a policy of insurance commonly known as a Multi-Peril or All-Risk policy;

       (b) blanket broad boiler and pressure vessel insurance including repair or replacement;

       (c) loss of rental income insurance with respect to fire and other usual perils for which such insurance is customarily issued for a period (as selected by the Landlord) of not less than six (6) months and not more than twelve (12) months for the Basic Rent and other sums payable as Additional Rent under this Lease; and

       (d) other casualties as are customarily insured against under insurance contracts normally entered into from time to time during the Term by owners of buildings in the area of a character similar to the Leased Premises in such amounts as in the reasonable opinion of the Landlord is necessary to protect the Landlord against loss or damage.

Notwithstanding anything contained in this Lease, including but not limited to the covenant of the Landlord to take out the aforesaid insurance or the contribution of the Tenant to the cost of such insurance, nothing in this Lease shall confer any insurable interest upon the Tenant in respect of such insurance and the Tenant acknowledges that it has no right to receive the proceeds or any part thereof from such insurance policies.

8.03   LIMIT OF LANDLORD'S LIABILITY

The Landlord shall not be responsible in any way for any injury to any person (including but not limited to death) or for any loss of or damage to any property belonging to the Tenant or to other occupants of the Leased Premises or to their respective employees, agents, invitees, licensees or other persons from time to time attending at the Leased Premises while such person or property is in or about the Leased Premises, including without limiting the foregoing, any loss of or damage to any property caused by theft or breakage, or by steam, water, rain or snow or for any loss or damage caused by or attributable to the condition or arrangements of any electrical or other wiring or for any damage caused by smoke or for any other loss whatsoever with respect to the Leased Premises, goods placed therein or any business carried on therein, save and except only to the extent all of the following conditions are applicable:

              (i) such loss or damage is caused by the grossly negligent misconduct of the Landlord at the Leased Premises during the Term;

              (ii) the Tenant is not required by the terms of the Lease to insure against such loss or damage;

              (iii)  the Tenant has not breached its obligations under Section
                     8.01 hereof; and

              (iv) the Tenant cannot recover for such loss or damage under its insurance.

8.04   LIMIT OF TENANT'S LIABILITY

The Tenant shall not be liable to the Landlord for any direct injury, loss or damage required to be insured by the Landlord pursuant to paragraphs (a) or (b) of Section 8.02 hereof to the extent of the proceeds that are actually recovered by the Landlord under such policies of insurance or that would have been recovered if the Landlord had insured as required under paragraphs (a) and (b) of Section 8.02 hereof.

8.05   INDEMNITY

The Tenant shall promptly indemnify and save the Landlord harmless from any and all liabilities, damages, costs, expenses, claims, suits or actions arising out of any breach, violation or non-observance by the Tenant of any of its obligations under the Lease; from any damage to property while such property shall be in or about the Leased Premises including but not limited to the systems, furnishings and amenities thereof, as a result of the willful or negligent act or omission of the Tenant, its employees, agents, invitees or licensees; and from any injury to any employee, agent, invitee or licensee, of the Tenant, including but not limited to death resulting at any time therefrom, occurring on or about the Leased Premises or any part thereof, save and except only in the case of such injury where all of the following conditions are applicable:

              (i) such injury is caused by the grossly negligent misconduct of the Landlord at the Leased Premises during the Term;

              (ii) the Tenant is not required by the terms of the Lease to insure against such injury;

              (iii)  the Tenant has not breached its obligations under Section
                     8.01 hereof; and

              (iv) the Tenant cannot recover for such injury under its insurance.

Notwithstanding anything else herein contained, this indemnity shall survive the expiry or earlier termination of the Term.

                       ARTICLE IX - DAMAGE AND DESTRUCTION

9.01   ABATEMENT OF RENT

If the Building or any portion thereof is damaged or destroyed by fire or by other casualty against which the Landlord is required to insure under this Lease, Rent shall abate in proportion to the area of that portion of the Building which, in the reasonable opinion of the Landlord, is thereby rendered unfit for the purposes of the Tenant bears to the area of the entire Building (but only to the extent to which the Landlord actually receives proceeds under its loss of rental income insurance, provided that the Landlord makes timely and reasonable efforts to claim such loss of rental income from the insurer) until the Building is repaired and rebuilt as certified by the Landlord's Architect and the Landlord agrees that it will, with reasonable diligence, repair and rebuild the Building, subject to Section 9.02. The Landlord's obligation to rebuild and restore the Building shall not include the obligation to rebuild, restore, replace or repair any chattel, fixture, Leasehold Improvements, or any other thing that is the property of the Tenant and/or for which the Tenant is to maintain insurance under paragraph (b) of Section 8.01 (in this Section collectively called "Tenant's Improvements"); the Building shall be deemed repaired and rebuilt when the Landlord's Architect certifies that the Building has been substantially repaired and rebuilt to the state where the Tenant could occupy it for the purpose of rebuilding, restoring, replacing or repairing the Tenant's Improvements. The issuance of the certificate of the Landlord's Architect shall not relieve the Landlord of its obligation to complete the repairing and rebuilding as aforesaid, but the Tenant shall forthwith after issuance of such certificate proceed to rebuild, restore, replace and repair the Tenant's Improvements, and the provisions of Section 5.04 shall apply to such work, mutatis mutandis.

9.02   TERMINATION

       (a) Notwithstanding the provisions of Section 9.01 hereof, if the Building or any portion thereof is:

              (i) damaged or destroyed by an insured peril and cannot in the reasonable opinion of the Landlord's Architect be rebuilt or made fit for the purposes of the Tenant as aforesaid within one hundred and eighty (180) days of the date of such damage or destruction; or

              (ii)   damaged or destroyed by an uninsured peril,

              then either the Landlord (in either of the cases of subparagraphs
              (1) or (ii) above) or the Tenant (in the case of subparagraph (i) above only) may, at its option, terminate this Lease by giving to the other, within sixty (60) days after the Landlord's delivery to the Tenant of the certificate referenced in paragraph (b) of this Section, notice of termination and thereupon Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord.

       (b) The Landlord shall deliver to the Tenant within forty-five (45) days of the date of damage or destruction referred to in paragraph
              (a) of this Section, a certificate of the Landlord's Architect setting out whether the Building can be repaired within one hundred and eighty (180) days from the date of such damage or destruction and/or whether the Building has been damaged or destroyed by an uninsured peril.

       (c) If neither the Landlord nor the Tenant elects to terminate the Lease pursuant to paragraph (a) of this Section, as applicable, then the Landlord shall, with reasonable diligence, repair and rebuild the Building in accordance with the provisions of Section
              9.01 hereof.

                               ARTICLE X - DEFAULT

10.01  EVENTS OF DEFAULT

An "Event of Default" shall occur whenever:

       (a) the Tenant fails to pay the Rent hereby reserved or any part thereof on the day appointed for payment thereof, whether lawfully demanded or not;

       (b) the Tenant shall have breached or failed to comply with any of its covenants and agreements contained in this Lease (save for non-payment of Rent) and shall have failed to remedy such breach or non-compliance within fifteen (15) days (or such longer period as the Landlord may reasonably determine, having regard to the nature of the default) after written notice thereof given by the Landlord to the Tenant;

       (c) the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any Act now or hereinafter in force for bankrupt or insolvent debtors;

       (d) the Tenant is a corporation and any order shall be made for the winding-up of the Tenant or other termination of the corporate existence of the Tenant;

       (e) the Tenant makes or attempts to make a bulk sale of assets not in the ordinary course of the Tenant's business;

       (f) a trustee, receiver, interim receiver, receiver and manager, custodian or liquidator is appointed for the business, property, affairs or revenue of the Tenant;

       (g) this Lease or any of the Tenant's assets on the Leased Premises are taken or seized under writ of execution, an assignment, pledge, charge, debenture or other security instrument;

       (h)    the Tenant abandons or attempts to abandon the Leased Premises;

       (i) the Leased Premises shall be used by any person other than the Tenant or the Tenant's permitted assignees or sublessees or for any purpose other than as set out in Section 7.01;

       (j) any insurance policy on the Building or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant and the Tenant shall have failed to remedy the condition giving rise to such cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours' written notice given by the Landlord to the Tenant;

       (k) the Tenant shall at any time during the Term use the Leased Premises, whether within the use permitted by Section 7.01 or not, in a manner which imposes upon the Landlord any obligation to modify, extend, alter or replace any part of the Leased Premises or any of the machinery, equipment or other facilities used in connection with the Leased Premises, which obligation is not fulfilled by the Tenant at its own cost in a timely manner; or

       (l)    the Leased Premises are vacant for any period in excess of fifteen
              (15) days other than during repairs or renovations.

Notwithstanding the Bankruptcy and Insolvency Act (Canada) or otherwise, upon the occurrence of an Event of Default, the then current month's Rent and next ensuing three (3) months' Rent shall immediately become due and be paid by the Tenant to the Landlord as accelerated Rent and the Landlord may immediately distrain for the same together with any Rent arrears then unpaid.

10.02  RIGHT OF RE-ENTRY

       (a) Upon the occurrence of an Event of Default, the Landlord may at any time thereafter, without notice to the Tenant, re-enter the Leased Premises or any part thereof in the name of the whole and terminate this Lease and all the rights of the Tenant thereunder.

       (b) If and whenever the Landlord exercises its option to re-enter the Leased Premises and terminate this Lease pursuant to paragraph (a) of this Section:

              (i) the Tenant shall immediately vacate the Leased Premises and the Landlord may remove or cause to be removed from the Leased Premises the Tenant and/or any other occupant or occupants thereof and may remove all property therefrom and sell or dispose of such property as the Landlord considers appropriate without liability for loss or damage and without prejudice to the rights of the Landlord to recover arrears of Rent or damages incurred by the Landlord;

              (ii) the Landlord shall be immediately entitled to the payment of Rent up to the date of termination together with all expenses incurred by the Landlord in respect of such termination and the value of the Rent, calculated at the date of termination, for the unexpired portion of the Term.

10.03  RELETTING

At any time when the Landlord is entitled to re-enter the Leased Premises or terminate this Lease, the Landlord may without notice to the Tenant and without terminating the Lease enter upon and take custody of the Leased Premises in the name of and as agent of the Tenant, together with all of the Tenant's improvements, fixtures and furnishings, and sublet the Leased Premises in the name of and as the agent of the Tenant on whatever terms the Landlord may deem appropriate but no such action by the Landlord shall waive any of the obligations of the Tenant or limit the subsequent exercise of any of the Landlord's remedies for default. If the Landlord shall sublet the Leased Premises as aforesaid, the Landlord shall be entitled to receive all sublease rent and apply the same in its discretion to any indebtedness of the Tenant to the Landlord under this Lease and/or to the payment of any costs and expenses of reletting, and the Landlord shall be liable to account to the Tenant only for the excess, if any, of monies actually received by it. If the sublease rent is less than is necessary to pay and discharge all the then existing and continuing obligations of the Tenant hereunder, the Tenant shall pay such deficiency to the Landlord upon demand from time to time. Notwithstanding any such re-entry and subletting without termination, the Landlord may at any time thereafter terminate this Lease by reason of the previous or any other default under the Lease and the provisions of Section 10.02 shall apply.

10.04  DISTRESS

The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute, none of the goods and/or chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears.

10.05  RIGHT OF LANDLORD TO CURE DEFAULTS

If the Tenant fails to perform or cause to be performed any of the covenants or obligations of the Tenant herein, the Landlord shall have the right (but shall not be so obligated) to perform or cause to be performed and to do or cause to be done such things as may be necessary or incidental thereto (including without limiting the foregoing, the right to make repairs, installations, erections and expend monies), and all payments, expenses, charges, fees and disbursements incurred or paid by or on behalf of the Landlord in respect thereof shall be paid by the Tenant to the Landlord within ten (10) days' written demand therefor together with all reasonable legal and administrative costs of the Landlord in respect thereof.

10.06  REMEDIES NOT EXCLUSIVE

Mention in this Lease of any particular remedy or remedies in respect of any default or threatened default by the Tenant in the performance of its obligations shall not preclude the Landlord from exercising, or limit the extent of, any other remedy in respect thereof, whether at law, in equity or pursuant to any express provision hereof. No remedy shall be interpreted as exclusive or dependent upon any other remedy, and the Landlord may from time to time exercise any one or more of such remedies independently or in combination.

10.07  NON-WAIVER

No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord, save only an express waiver by the Landlord in writing.

10.08  RECOVERY OF ADJUSTMENTS

The Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder as the Landlord would have in the case of default in payment of Rent.

                ARTICLE XI - SUBORDINATION AND ACKNOWLEDGEMENTS

11.01 MORTGAGES

At the option of the Landlord, this Lease shall be subject and subordinate to any and all mortgages, charges and deeds of trust, which may now or at any time hereafter affect the Leased Premises in whole or in part, or the Lands, or the Building whether or not any such mortgage, charge or deed of trust affects only the Leased Premises or the Lands or the Building or affects other premises as well. On request at any time and from time to time of the Landlord or of the mortgagee, chargee or trustee under any such mortgage, charge or deed of trust, the Tenant shall promptly, at no cost to the Landlord or mortgagee, chargee or trustee:

       (a) attorn to such mortgagee, chargee or trustee and become its tenant of the Leased Premises or the tenant of the Leased Premises of any purchaser from such mortgagee, chargee or trustee in the event of an exercise of any permitted power of sale contained in any such mortgage, charge or deed of trust for the then unexpired residue of the Term on the terms herein contained; and/or

       (b) postpone and subordinate this Lease to such mortgage, charge or deed of trust to the intent that this Lease and all right, title and interest of the Tenant in the Leased Premises shall be subject to the rights of such mortgagee, chargee or trustee as fully as if such mortgage, charge or deed of trust had been executed and registered and the money thereby secured had been advanced before the execution of this Lease (and notwithstanding any authority or consent of such mortgagee, or trustee, express or implied, to the making of this Lease), provided that the applicable mortgagee, chargee or trustee thereunder has agreed in writing with the Tenant that the Tenant shall have undisturbed possession of the Leased Premises as long as it is not in default under the Lease.

Any such attornment or postponement and subordination shall extend to all renewals, modifications, consolidations, replacements and extension of any such mortgage, charge or deed of trust and every instrument supplemental or ancillary thereto or in implementation thereof. The Tenant shall forthwith execute any instruments of attornment or postponement and subordination which may be so requested to give effect to this Section.

11.02  CERTIFICATES

The Tenant and the Landlord shall, within not more than ten (10) days' written request therefor, execute and return to the other party from time to time and without cost to the Landlord, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the Lease is in full force and effect as modified), the amount of the annual Basic Rent then being paid hereunder, the dates to which the same, by instalment or otherwise, and other charges hereunder have been paid, whether or not there is any existing default on the part of the Landlord or the Tenant, of which the other party has notice, and any other information reasonably required.

                        ARTICLE XII - ACCESS BY LANDLORD

12.01  ENTRY BY LANDLORD

The Tenant shall permit the Landlord and its agents, employees and workmen to enter upon the Leased Premises at any time and from time to time for the purpose of inspecting and making repairs, alterations or improvements to the Leased Premises and the Tenant shall not be entitled to any compensation for any inconvenience, nuisance or discomfort occasioned thereby.

12.02  EXHIBITING LEASED PREMISES

The Tenant shall permit the Landlord or its agents to exhibit the Leased Premises to prospective tenants during the last six (6) months of the Term during normal business hours upon at least 24 hours advance notice.

                          ARTICLE XIII - MISCELLANEOUS

13.01  NOTICE

       (a) Any notice, request, statement or other writing pursuant to this Lease shall be deemed to have been given if mailed by registered prepaid post or by facsimile transmission as follows:

              In the case of the Landlord, to:

              ORLANDO CORPORATION
              6205 Airport Road
              5th Floor
              Mississauga, Ontario
              L4V 1E3

              Attention: President

              Facsimile No.: (905) 677-2824


              And in the case of the Tenant, to:

              HYDROGENICS CORPORATION
              at the Leased Premises

              Attention: Director of Engineering Operations

              Facsimile No.: (905) 851-2328


              and such notice shall be deemed to have been received by the Landlord or the Tenant (as applicable) on the third business day after the date on which it shall have been so mailed (provided that in the event that there is an interruption of postal service, the aforesaid period shall be extended for a period equivalent to the period of such interruption) or on the date of the facsimile transmission.

       (b) Notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant, to him personally or to an officer or manager of the Tenant if the Tenant is a corporation. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons.

       Either the Landlord or the Tenant may from time to time, by notice to the other as aforesaid, designate another address in Canada and/or facsimile number to which notices issued more than ten (10) days' thereafter shall be addressed.

13.02  REGISTRATION

The Tenant covenants and agrees with the Landlord that the Tenant will not register or record this Lease or any part thereof against the title to the Lands or any part thereof except by way of notice which shall be subject to the prior written approval of the Landlord and which shall only describe the parties, the Leased Premises and the Term and any options to renew or extend the Term (as applicable). The Tenant covenants to execute and return to the Landlord such notice, prepared by the Landlord in registrable form setting out the aforesaid details, within ten (10) days' written request therefor.

13.03  PLANNING ACT

Where applicable, this Lease shall be subject to the condition that it is effective only if the Planning Act (Ontario) is complied with. Pending such compliance, the Term and any extension periods shall be deemed to be for a total period of one (1) day less than the maximum lease term permitted by law without such compliance.

13.04  OBLIGATIONS AS COVENANTS

Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

13.05  SEVERABILITY

Any provision of this Lease that is determined to be illegal or unenforceable at law shall be considered separate and severable from the remaining provisions which shall remain in force and be binding upon the Landlord and the Tenant.

13.06  OVERHOLDING

If the Tenant shall continue to occupy all or part of the Leased Premises after the expiration of the Term with the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at one hundred and fifty percent (150%) of the monthly Basic Rent payable during the last year of this Lease and otherwise on the terms and conditions herein set out except as to length of tenancy.

13.07  UNAVOIDABLE DELAYS

Whenever and to the extent the Landlord is unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation hereunder by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason of any statute, law, regulation, by-law or order or by reason of any other cause beyond its reasonable control, whether of the same nature as the foregoing or not, the Landlord shall be relieved from the fulfilment of such obligation for so long as such cause continues and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. There shall be no deduction from the Rent or other monies payable under this Lease by reason of any such failure or cause.

13.08  EVIDENCE OF PAYMENTS

The Tenant shall produce to the Landlord upon request, satisfactory evidence of due payment by the Tenant of all payments required to be made by the Tenant under this Lease.

13.09  LIEN

As security for the due payment by the Tenant of the Rent reserved hereunder and the performance by the Tenant of all covenants, agreements, provisos and conditions of the Tenant to be performed hereunder, the Tenant hereby grants to the Landlord a first lien and charge on all goods, chattels, trade fixtures, furniture, equipment and inventory of the Tenant situate on, in or about the Leased Premises or elsewhere. Such lien and charge shall constitute a security agreement within the meaning of the Personal Property Security Act (Ontario) and on default of the Tenant hereunder the Landlord shall have, in addition to any other rights and remedies it may be entitled to under this Lease or otherwise, all the rights and remedies of a secured party under such Act.

13.10  GOODS AND SERVICES TAX

Any amount which is, by the terms of the Lease payable by the Tenant to the Landlord and which is subject to Goods and Services Tax ("GST") pursuant to the Excise Tax Act (Canada) shall be deemed to be exclusive of GST with the intent that GST shall be calculated thereon and paid by the Tenant to the Landlord at the time such amount is payable pursuant to the terms of the Lease.

13.11  TIME OF ESSENCE

Time shall be of the essence of this Lease and every part thereof.

13.12  LAW

This Lease shall be governed by and construed in accordance with the laws of the Province of Ontario.

13.13  CAPTIONS/HEADINGS

The captions appearing in the margin of this Lease and in the headings to the Articles of this Lease have been inserted as a matter of convenience of reference only and do not in any way whatsoever define, limit or enlarge the scope or meaning of this Lease or any part thereof.

13.14  JOINT AND SEVERAL LIABILITY

If the Tenant shall be comprised of more than one (1) party, the liability of each such party under this Lease shall be joint and several.

13.15  TENANT PARTNERSHIP

If the Tenant shall be a partnership, each person who shall be a member of such partnership or successor thereof shall be and continue to be jointly and severally liable for the performance and observance of all covenants, obligations and agreements of the Tenant under this Lease even if such person ceases to be a member of such partnership or successor thereof.

13.16  ENVIRONMENTAL ASSESSMENTS

       (a) The Landlord or its agent shall have the right to enter upon the Leased Premises and conduct environmental assessment audits from time to time during the Term.

       (b) The Tenant covenants and agrees to execute, forthwith upon demand therefor, at its own cost and expense, the complete remediation/clean-up of any and all contamination of the Leased Premises arising after the date that the Tenant takes occupancy of the Building or any part thereof. The aforesaid covenant contained in this paragraph (b) shall survive the expiry or other termination of the Term.

13.17  EASEMENTS

The Tenant agrees to postpone the Lease, upon request by the Landlord, to:

              (i) such easements in favour of adjoining lands for purposes of ingress and egress as may be reasonably requested by the Landlord from time to time; and

              (ii) such easements regarding utilities and/or other services as may be required from time to time,

provided in each case that any such contemplated easement does not materially interfere with the Tenant's use of the Leased Premises.

13.18  LANDLORD'S WARRANTIES

       (a) The Landlord warrants that, to its knowledge and belief (but without having conducted any enquiry, study or investigation), the Leased Premises comply, as at June 23, 2000, with all applicable municipal requirements or regulations, or recommendations or orders of the Canadian Fire Underwriters Association or any governmental body having similar functions, or any liability or fire insurance company by which the Landlord may be insured.

       (b) The Landlord warrants that, to its knowledge and belief (but without having conducted any enquiry, study or investigation), (i) there is no contamination or any other environmental hazard or non-compliance at the Lands as at June 23, 2000 above the Ontario Ministry of the Environment clean-up guidelines as at the said date, and (ii) there are no underground tanks or piping (other than utility piping) on or under the Lands as at the said date. The Landlord agrees that any cost in regard to any environmental issues that precede the Delivery Date and adversely affect the Lands shall not be the Tenant's responsibility.

       (c) The Landlord warrants that it is not aware of any structural or major repairs required to be effected to the Building and parking area and that it has not received any notice of non-compliance in respect of the condition of the Leased Premises, which has not been remedied.

       (d) The Landlord warrants that the heating, ventilation and air-conditioning system serving the Building and the electrical, mechanical (including dock levellers, overhead doors, shipping doors), plumbing, roof membrane and sprinkler systems of the Building will be in good working condition as at the Delivery Date.

       (e) The Landlord warrants that the mechanical, heating and air-conditioning system serving the Building is currently capable of maintaining (i) an indoor air temperature of 23 degrees C when the outdoor air temperature is -20 degrees C, and (ii) an indoor air temperature of 24 degrees C in the office area of the Building when the outdoor air temperature is 30 degrees C.

       (f) The Landlord warrants that the Building shall, as at the Commencement Date, have a minimum electrical service of 600 volts, 1200 amps.

13.19  EXPANSION PREMISES

       (a) Should the Tenant wish to relocate from the Leased Premises into and lease from the Landlord larger premises owned by the Landlord having an area measuring at least approximately 145,000 square feet (the "Replacement Premises"), then the Term of the Lease shall, subject to paragraphs (b) and (c) of this Section, end as at the date of the commencement of the term of the Tenant's lease from the Landlord regarding the Replacement Premises (the "Replacement Lease"), provided that all of the following conditions are fulfilled:

              (i) the Replacement Lease is a formal written lease in form fully satisfactory to the Landlord, as determined by the Landlord in its sole and unfettered discretion;

              (ii) there has not been any default by the Tenant under the Lease; and

              (iii) at the time of the Tenant's negotiation with the Landlord regarding the Replacement Premises (but in any event, PRIOR TO the negotiation of the base rental rate for the Replacement Premises), the Tenant notifies the Landlord in writing of the Tenant's intention that the Term of the Lease end as at the commencement of the term of the Replacement Lease.

       (b) The Tenant acknowledges that upon the occurrence of a default by the Tenant under the Lease, paragraph (a) of this Section shall automatically become null and void and of no further force and effect.

       (c) Upon the assignment of the Lease by the Tenant, paragraph (a) of this Section shall automatically become null and void and of no further force and effect.

13.20  ENTIRE AGREEMENT

The Tenant acknowledges that there have been no representations made by the Landlord to the Tenant which are not set out in this Lease and that this Lease constitutes the entire agreement between the Landlord and Tenant regarding the Leased Premises. For greater certainty, but without limiting the foregoing provisions of this Section, the Tenant acknowledges that Offer to Lease dated June 6, 2000 is null and void for all purposes and is of no further force and effect. The Tenant further acknowledges that the Lease may not be modified except as herein explicitly provided or by subsequent agreement in writing duly signed by the Landlord and the Tenant.

13.21  EFFECT OF LEASE

This Indenture and everything herein contained shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors and assigns, as the case may be, of each of the parties hereto, subject to the granting of consent by the Landlord asprovided herein to any assignment or sublease, and where there is more than one tenant or there is a female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

IN WITNESS WHEREOF the parties hereto have duly executed this Lease.

LANDLORD:                        ORLANDO CORPORATION

                                 Per: /S/ DOUG KILNER
                                     ----------------------------
                                     Authorized Signing Officer
                                     Name:   DOUG KILNER
                                     Title:  PRESIDENT

                                 Per: /S/ WILLIAM O'ROURKE
                                     ----------------------------
                                     Authorized Signing Officer
                                     Name:   WILLIAM O'ROURKE
                                     Title:  VICE PRESIDENT, FINANCE

                                 We have the authority to bind the Corporation


TENANT:                          HYDROGENICS CORPORATION

                                 Per: /S/ PIERRE RIVARD
                                     ----------------------------
                                     Authorized Signing Officer
                                     Name:  PIERRE RIVARD
                                     Title: PRESIDENT

                                 Per: /S/ ROBERT EDWARDS
                                     ----------------------------
                                     Authorized Signing Officer
                                     Name:   ROBERT EDWARDS
                                     Title:  VP FINANCE

                                 I/We have the authority to bind the Corporation

                                  SCHEDULE "A"

                              DESCRIPTION OF LANDS


Part of Blocks 1 and 2, Plan 43M-900, in the City of Mississauga, Regional Municipality of Peel, designated as Parts 1, 2, 3, 4 and 5 on Plan 43R-l7625.

                                  SCHEDULE "B"

                                   DEFINITIONS


For the purposes of this Lease:

(a) "APPLICABLE LAWS" means any and all statutes, laws, by-laws, regulations, ordinances, and requirements of governmental and other public authorities having jurisdiction over or in respect of the Lands or the Building, or any portion thereof, at any time and from time to time, and including but not limited to the Environmental Protection Act, R.S.O.1990, c.E.19, as amended, and the Canadian Environmental Protection Act, R.S.C. 1985, as amended.

(b) "ADDITIONAL RENT" means all amounts payable by the Tenant under the provisions of this Lease, whether payable to the Landlord or otherwise, over and above Basic Rent.

(c) "BASIC RENT" means those amounts set out as Basic Rent in Section 2.02 of this Lease.

(d) "BUILDING" means the building erected on the Lands and municipally known as 5985 McLaughlin Road, in the City of Mississauga, Regional Municipality of Peel.

(e) "BUILDINGS" means the buildings in the City of Mississauga municipally known as 5985 McLaughlin Road, 5925 McLaughlin Road and 5970 Chedworth Way.

(f) "CAPITAL TAX" means the taxes or excises, imposed by any and all taxing authorities having jurisdiction, upon the Landlord and/or the owners of the Building based upon or computed by reference to the capital employed or invested by the Landlord and/or the owners of the Building in the Lands, the Building and improvements thereto.

(g) "COMMENCEMENT DATE" has the meaning ascribed thereto in Section 1.02 hereof.

(h) "COMPLEX" means the lands described as Parts of Blocks 1, 2 and 8, Plan 43M-900, in the City of Mississauga, designated as Parts 1, 2, 3, 4 and 5 on Plan 43R-17625; Parts 1, 2, 3, 4, 8,9, 10, 11 and 12 on Plan
       43R-17840; and Parts 6, 7 and 8 on Plan 43R-19512, together with all buildings and improvements located thereon, municipally known as 5985 McLaughlin Road, 5925 McLaughlin Road and 5970 Chedworth Way.

(i) "DELIVERY DATE" means such date being the earlier to occur of (i) such date that the Tenant takes occupancy of the Building or any part thereof; and (ii) the Commencement Date.

(j) "DEPOSIT MONIES" means the monies referenced in Section 2.05 of this Lease.

(k) "HAZARDOUS SUBSTANCES" means, without limitation, any and all hazardous substances, hazardous waste, dangerous goods, toxic waste, toxic substances, contaminants, pollutants or related materials, including without limitation, heavy oil, pesticides, flammables, explosives, radioactive materials, asbestoses, urea formaldehyde foam insulation, radon gas, PCB, any products of waste, or any other contaminants, pollutants, substances or products declared to be hazardous or toxic under the Applicable Laws.

(l) "LANDLORD'S ARCHITECT" means a qualified architect, engineer or Ontario Land Surveyor from time to time chosen by the Landlord.

(m) "LANDLORD'S WORK" has the meaning ascribed thereto in Schedule "D" hereto.

(n)    "LANDS" means the parcel of land described in Schedule "A" hereto.

(o) "LEASE" means this Lease and any schedules attached hereto and any amendments from time to time made to this Lease in accordance with the provisions herein set out.

                                                          Page 2 of Schedule "B"


(p)    "LEASED PREMISES" means the Lands and the Building.

(q) "LEASEHOLD IMPROVEMENTS" means all fixtures (save for trade fixtures), installations, additions, improvements and alterations made, erected or installed in or on the Leased Premises by or on behalf of the Tenant.

(r) "NET WORTH" means the amount of the Tenant's net shareholders equity (being the dollar amount of the Tenant's total assets in excess of the amount of the Tenant's total liabilities) less the Tenant's goodwill and other intangible assets, as confirmed by the Tenant's audited financial statements.

(s) "PROPORTIONATE SHARE" means such share as determined by the Landlord in accordance with Section 3.02 of this Lease.

(t)    "RENT" means Basic Rent and Additional Rent.

(u) "STORAGE AREA" means such area of the Lands outlined in blue on Schedule "H" hereto (measuring approximately 1,000 square feet).

(v) "TAXES" means all taxes, rates, duties, levies and assessments whatsoever (imposed by any and all taxing authorities having jurisdiction) levied, charged or assessed upon the Complex or upon any part or parts thereof and all improvements now or hereafter erected or placed thereon, or charged against the Landlord on account thereof, including but not limited to local improvement charges (but excluding profit and excess profit taxes and taxes assessed upon the income of the Landlord). In addition to the foregoing, Taxes shall include any and all taxes, charges, levies or assessments which may in the future be levied, charged or assessed in lieu thereof or in addition thereto. Taxes shall also include all costs and expenses incurred by the Landlord in obtaining or attempting to obtain a reduction or prevent an increase in the amount thereof and the cost of all consultants, solicitors and accountants retained by the Landlord with respect thereto.

(w) "TERM" means that period of time set out in Section 1.02 of this Lease (and any and all extensions or renewals thereof, as may be applicable).

(x)    "TRANSFER" has the meaning ascribed thereto in paragraph (a) of Section
       6.01 of this Lease.

(y)    "TRANSFEREE" has the meaning ascribed thereto in paragraph (a) of Section
       6.01 of this Lease.

(z) "YEAR" means each calendar year, the whole or part of which is included within the Term.

                                  SCHEDULE "C"

                        EXTERIOR MAINTENANCE/REPAIR WORK


Building Repairs -- General:            Minor exterior caulking, clean-up and repairs of a
                                        general nature.

Roof Repairs:                           Maintain and repair roof as required to keep the roof
                                        in a well-maintained condition.

Painting:                               Paint outside doors and frames, bollards, roof flashing
                                        and rooftop units as required.

Electrical Repairs:                     Maintain and repair outside lights, replace ballasts and
                                        lamps as required.

Paved Areas:                            Maintain and repair all asphalt and paved areas (including but not limited to pavement surface, curbs, sidewalks,
                                        catchbasins and concrete dolley pads).

Parking Lot Sweeping:                   Sweep entire parking lot.

Parking Lot Striping:                   Line paint parking areas.

Landscaping:                            Fertilizing, weed spraying, lawn cutting, till and
                                        edge all beds and tree pits, pruning all shrubs as
                                        required, spraying of insects on trees and shrubs.
                                        Pruning and root feeding all trees and replacing
                                        dead plant material as required.

Lawn Sprinklers:                        Start-up and winterize irrigation system, replace
                                        sprinkler heads as required and maintain system.

Spring Clean-Up:                        General spring clean-up of debris accumulated over the
                                        winter months.

Window Cleaning:                        Clean exterior windows six (6) times per year.

Snow Removal:                           Snow ploughing and removal, and salting of parking areas,
                                        loading docks and driveways.

                                  SCHEDULE "D"

                                 LANDLORD'S WORK



              The Landlord will perform at its own expense the following work to the Leased Premises (the "Landlord's Work") in a good and workmanlike manner:

1. Repair and repaint all office walls and interior doors (in colour chosen by Tenant from the Landlord's samples).

2.            Replace all coloured and/or stained ceiling tiles.

3. Replace all office floor coverings with either carpet or vinyl composition tiles (in colour chosen by Tenant from Landlord's samples).

4.            Repair parking lot and driveways.

5.            Ensure that all window coverings are in good working order.

6. Ensure that all interior and exterior lights throughout the Building are in good working order, including the replacement of all burned-out bulbs, tubes and ballasts.

7. Ensure that the offices, washrooms and warehouse areas of the Building are in a clean and/or broom-swept condition and that the grounds are clear and free of debris and garbage.

8.            Coat plant floor with a clear sealer.

              The Landlord shall complete the Landlord's Work within four (4) weeks of the Tenant's delivery to the Landlord of the following:

              (i)    this Lease duly executed by the Tenant;

              (ii)   the Deposit Monies; and

              (iii) the Letter of Credit referenced in Section 1.06 of this Lease.

              The Tenant shall not interfere with the Landlord's completion of the Landlord's Work.

              The certificate of the Landlord's Architect regarding the completion of the Landlord's Work shall be conclusive and binding upon the Tenant.

                                  SCHEDULE "E"

                      IRREVOCABLE STANDBY LETTER OF CREDIT

                                 (NAME OF BANK)

APPLICANT:           (Name and Address of Tenant)

BENEFICIARY:         (Name and Address of Beneficiary)
                     Attention: Vice President, Finance

AMOUNT:              $650,000.00

DATE OF EXPIRY:

PLACE OF EXPIRY:     at our counters in Toronto

We hereby authorize you to draw on the __________________________ ("Bank") for account of the Applicant the sum of $650,000.00 Canadian Dollars which may be drawn by you at any time upon written demand for payment made upon the Bank and which demand we shall honour without inquiring whether you have a right as between yourself and the Applicant to make such demand and without recognizing any claim of the Applicant.

You shall deliver to the Bank at such time as written demand for payment is made upon us, a sight draft drawn on the Bank, the original of this Letter of Credit and a certificate signed by an officer of Orlando Corporation in the form annexed as Appendix I hereto confirming that monies drawn under this Letter of Credit are pursuant to an agreement between the Applicant and Orlando Corporation.

This Letter of Credit is payable notwithstanding any bankruptcy, receivership, liquidation, winding-up or other form of insolvency proceedings by or against the Applicant.

This Letter of Credit shall continue up to the close of business on the 31st day of August, 2005, and will expire on that date and you may call for payment of the full amount outstanding under this Letter of Credit at any time up to the close of business on that date. It is a condition of this Letter of Credit that it shall be deemed to be automatically extended in accordance with Section 1.06 of the Lease from the present or any future expiration date hereof unless thirty
(30) days prior to such date we shall notify you in writing by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period. The Beneficiary may request the Bank to confirm in writing, during the thirty (30) day period prior to any expiry of this Letter of Credit, that this Letter of Credit has been renewed for such additional period and the Bank shall so confirm in writing within five (5) business days from receipt of such request from the Beneficiary but in any event no later than one (1) business day prior to the expiry of this Letter of Credit. The Beneficiary may also request the Bank, at any time, to confirm in writing that this Letter of Credit has not expired and is in good standing provided such is the case. Thereafter the Bank will confirm in writing to the Beneficiary within five business days from receipt of such request from the Landlord, that this Letter of Credit has not expired and is in good standing provided such is the case. Any failure by the Bank to so confirm in writing within the applicable period shall be deemed to be a confirmation that this Letter of Credit has not been so renewed or is expired and is not then in good standing.

This standby Letter of Credit is subject to the uniform customs and practice for Documentary Credits as most recently published by the International Chamber of Commerce and engages us in accordance with the terms thereof.

            (Signature of an Authorized Signing Officer of the Bank)

                                                          Page 2 of Schedule "E"


                                   APPENDIX I


TO:           (Name and Address of Bank)


We refer you to your Irrevocable Standby Letter of Credit No. _______________ which accompanies this Certificate and which was issued by you at the request of (Name of Applicant).

We hereby certify, intending that the same may be relied upon by you without further inquiry, that we are entitled to draw under the Letter of Credit in accordance with an agreement between Orlando Corporation and the Applicant and we hereby request that you honour the accompanying draft in accordance with the Letter of Credit.


Yours very truly

ORLANDO CORPORATION



Per:
    -------------------------
    Authorized Signing Officer

                                  SCHEDULE "F"

                              SITE PLAN RE COMPLEX








                                   [DIAGRAM]

                                  SCHEDULE "G"

                          SITE PLAN RE LEASED PREMISES






                                   [DIAGRAM]

                                  SCHEDULE "H"

                              OUTSIDE STORAGE AREA



                                   [DIAGRAM]